EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2011 RESULTS

~ Reports Record Revenues and 31% Services Growth ~

Saint Louis – November 3, 2011 – Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended September 30, 2011.

Financial Highlights

For the third quarter ended September 30, 2011:

▪	Revenues increased 28% to $70.2 million for the third quarter 2011 from $54.6 million for the third quarter 2010;
▪	Services revenue increased 31% to $62.5 million for the third quarter 2011 from $47.7 million for the third quarter 2010;
▪
Adjusted earnings per share results (see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.22 for the third quarter 2011 from $0.16 for the third quarter 2010;

▪	Earnings per share results on a fully diluted basis increased to $0.12 for the third quarter 2011 from $0.08 for the third quarter 2010;
▪	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 52% to $11.0 million for the third quarter 2011 from $7.2 million for the third quarter 2010;
▪	Net income increased 54% to $3.5 million for the third quarter 2011 compared to $2.3 million for the third quarter 2010;
▪
The Company had $2.0 million in cash and cash equivalents as of September 30, 2011 after repurchasing 500,000 shares of its stock at a cost of $3.7 million during the quarter and using $12.3 million for the cash component of the purchase price for the acquisition of JCB Partners, LLC; and

▪	Since the stock repurchase program’s inception in 2008, the Company has repurchased 7.1 million shares at a cost of $51.7 million.

“We’re pleased to report another quarter of record revenues, sequential services growth and increased profitability,” said Jeffrey Davis, Perficient’s chief executive officer and president. “During the third quarter, we continued to secure new client relationships, take share from our competitors, and realize strong sales bookings. Perficient has significant momentum heading into 2012.”

“Solid bill rates again drove healthy gross margins and we expect that trend to continue,” said Paul Martin, Perficient’s chief financial officer.  “Perficient remains well-positioned to generate cash to fund our acquisition program and accretive share repurchase.”

Other Highlights

Among other recent achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  Cardinal Health, JP Morgan Chase, Medseek, Mens Wearhouse, National Oilwell Varco, Roche, Royal Carribean Cruise Lines, United Guaranty, Urban Outfitters, Vail Resorts, and many more;

-- Launched ‘Health BI’ powered by BI-Clinical. Health BI offers healthcare organizations accelerated compliance to Meaningful Use, ACO, and quality management requirements using a simple and fundamentally new approach to healthcare business intelligence;

-- Appointed current director James R. Kackley to serve as the Company’s non-executive Chairman of the Board at a Board of Directors meeting held November 1, 2011; and

-- Was honored with IBM’s Business Analytics Solution Provider Achievement Award and the 2011 Solution Excellence Award at IBM’s Information on Demand 2011 conference.

Business Outlook and Full Year Guidance Update
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Perficient expects its fourth quarter 2011 services and software revenue, including reimbursed expenses, to be in the range of $67.5 million to $72.0 million, comprised of $63.7 million to $67.0 million of revenue from services including reimbursed expenses and $3.8 million to $5.0 million of revenue from sales of software. The midpoint of fourth quarter 2011 services revenue guidance represents growth of  32% over fourth quarter 2010 services revenue.

The company is narrowing its full year 2011 revenue guidance to a range of $260 million to $264 million from the previously provided range of $255 million to $270 million.

The company is narrowing its full year adjusted earnings per share guidance to a range of $0.76 to $0.80 from the previously provided range of $0.76 to $0.83.

Conference Call Details
Perficient will host a conference call regarding third quarter 2011 financial results today at 10:00 a.m. Eastern.

WHAT: Perficient Third Quarter 2011 Results
WHEN: Thursday, November 3rd, 2011, at 10:00 a.m. Eastern
CONFERENCE CALL NUMBERS: 866-831-6247 (U.S. and Canada) 617-213-8856 (International)
PARTICIPANT PASSCODE: 61750317
REPLAY TIMES: Thursday, November 3rd, 2011, at 1:00 p.m. Eastern, through Thursday, November 10th, 2011
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 93627801

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2011.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues
Services	$62,486	$47,733	$171,911	$138,325
Software and hardware	3,868	4,395	10,618	13,620
Reimbursable expenses	3,820	2,520	9,477	7,078
Total revenues	70,174	54,648	192,006	159,023

Cost of revenues
Project personnel costs	38,715	29,962	107,365	87,325
Software and hardware costs	3,425	3,810	9,223	12,017
Reimbursable expenses	3,820	2,520	9,477	7,078
Other project related expenses	1,320	1,403	4,454	4,115
Stock compensation	577	502	1,659	1,666
Total cost of revenues	47,857	38,197	132,178	112,201

Gross margin	22,317	16,451	59,828	46,822

Selling, general and administrative	11,938	9,741	33,141	28,654
Stock compensation	1,859	1,964	5,142	5,878
	8,520	4,746	21,545	12,290

Depreciation	484	225	1,207	567
Amortization	1,984	975	4,663	2,989
Acquisition costs	1	-	1,231	406
Adjustment to fair value of contingent consideration	334	15	852	(15)
Income from operations	5,717	3,531	13,592	8,343

Net interest income (expense)	(1)	37	67	107
Net other income (expense)	13	31	(6)	27
Income before income taxes	5,729	3,599	13,653	8,477
Provision for income taxes	2,263	1,346	5,627	3,304
Net income	$3,466	$2,253	$8,026	$5,173

Basic net income per share	$0.12	$0.08	$0.29	$0.19

Diluted net income per share	$0.12	$0.08	$0.28	$0.18

Shares used in computing basic
net income per share	27,744	26,594	27,679	26,932
Shares used in computing diluted
net income per share	29,518	27,964	29,054	28,394

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,959	$12,707
Short-term investments	-	11,301
Total cash, cash equivalents and short-term investments	1,959	24,008
Accounts receivable, net	62,626	48,496
Prepaid expenses	1,823	1,270
Other current assets	4,662	2,584
Total current assets	71,070	76,358
Long-term investments	-	2,254
Property and equipment, net	3,654	2,355
Goodwill	131,961	115,227
Intangible assets, net	11,818	8,829
Other non-current assets	2,926	2,655
Total assets	$221,429	$207,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,033	$6,072
Other current liabilities	21,922	22,654
Total current liabilities	25,955	28,726
Other non-current liabilities	1,687	1,788
Total liabilities	27,642	30,514

Stockholders' equity:
Common stock	35	33
Additional paid-in capital	243,155	224,966
Accumulated other comprehensive loss	(294)	(225)
Treasury stock	(51,730)	(42,205)
Retained earnings (deficit)	2,621	(5,405)
Total stockholders' equity	193,787	177,164
Total liabilities and stockholders' equity	$221,429	$207,678

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income, and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income, and adjusted net income per share. In addition, some items that are excluded from non-GAAP net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating non-GAAP net income and adjusted net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, non-GAAP net income, and adjusted net income per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP Net Income	$3,466	$2,253	$8,026	$5,173
Additions:
Provision for income taxes	2,263	1,346	5,627	3,304
Amortization	1,984	975	4,663	2,989
Acquisition costs	1	-	1,231	406
Adjustment to fair value of contingent consideration	334	15	852	(15)
Stock compensation	2,436	2,466	6,801	7,544
Adjusted Net Income Before Tax	10,484	7,055	27,200	19,401
Income tax for adjusted items (1)	(4,110)	(2,674)	(10,662)	(7,489)
Adjusted Net Income	$6,374	$4,381	$16,538	$11,912

GAAP Net Income Per Share (diluted)	$0.12	$0.08	$0.28	$0.18
Adjusted Net Income Per Share (diluted)	$0.22	$0.16	$0.57	$0.42
Shares used in computing GAAP and Adjusted Net Income Per Share (diluted)	29,518	27,964	29,054	28,394

(1) The estimated adjusted effective tax rate of 39.2% and 37.9% for the three months ended September 30, 2011 and 2010, respectively, and 39.2% and 38.6% for the nine months ended September 30, 2011 and 2010, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP Net Income	$3,466	$2,253	$8,026	$5,173
Additions:
Provision for income taxes	2,263	1,346	5,627	3,304
Net other expense (income)	(13)	(31)	6	(27)
Net interest expense (income)	1	(37)	(67)	(107)
Amortization	1,984	975	4,663	2,989
Depreciation	484	225	1,207	567
Acquisition costs	1	-	1,231	406
Adjustment to fair value of contingent consideration	334	15	852	(15)
Stock compensation	2,436	2,466	6,801	7,544
EBITDAS (1)	$10,956	$7,212	$28,346	$19,834

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.